Exhibit 99.2

Q2 2018 EARNINGS PRESENTATION PeerStream , Inc. | OTCQB: PEER August 2018

Safe Harbor

This presentation is for discussion purposes only. Certain material is based upon third party information that we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such.

Certain statements in this presentation constitute "forward-looking statements" relating to PeerStream, Inc. ("PEER," "PeerStream" or the "Company") made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as "anticipate," "assume," "began," "believe," "budget," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "plan," "potential," "predict," "project," "seek," "should," "target," "would" and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

- our increasing focus on the use of new and novel technologies, such as blockchain, to enhance our applications, and our ability to timely complete development of applications using new technologies;
- our ability to effectively market and generate revenue from our new business solutions unit;
- our ability to generate and maintain active subscribers and to maintain engagement with our user base;
- development and acceptance of blockchain technologies and the continuing growth of the blockchain industry;
- the intense competition in the industries in which our business operates and our ability to effectively compete with existing competitors and new market entrants;
- legal and regulatory requirements related to us investing in cryptocurrencies and accepting cryptocurrencies as a method of payment for our services;
- risks related to our holdings of XPX tokens, including risks related to the volatility of the trading price of the XPX tokens and our ability to convert XPX tokens into fiat currency;
- our ability to develop functional new blockchain-based technologies that will be accepted by the marketplace, including PSP;
- our ability to obtain additional capital or financing to execute our business plan, including through offerings of debt, equity or initial coin offerings;
- our ability to develop, establish and maintain strong brands;
- the effects of current and future government regulation, including laws and regulations regarding the use of the internet, privacy and protection of user data and blockchain and cryptocurrency technologies;
- our ability to manage our partnerships and strategic alliances, including the resolution of any material disagreements and the ability of our partners to satisfy their obligations under these arrangements;
- our reliance on our executive officers; and
- our ability to release new applications on schedule or at all, as well as our ability or improve upon existing applications.

For a more detailed discussion of these and other factors that may affect our business, see our filings with the Securities and Exchange Commission, including the discussion under "Risk Factors" set forth in our latest, as amended on August 3, 2018 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as well as the risk factors set forth in our Registration Statement on form S-1 filed with the SEC on June 29, 2018. We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this report, except to the extent required by applicable securities laws.

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3 OTCQB:PEER A global internet solutions provider pioneering real - world adoption of emerging blockchain technologies by developing software, services and applications for corporate clients and consumers

PeerStream Solutions Build on Blockchain 4 Leveraging the best of blockchain to build and operate innovative apps for consumers and now B2B Blockchain services and solutions for third - party developers and corporate clients Software that extends the capabilities and facilitates adoption of blockchain Symbiotic Relationship Between Service Offerings Consumer Apps Proprietary Software Business Solutions Blockchain Software Apps for Enterprise Consumer Apps Integration Services 4

Blockchain High Growth Market Opportunity x Enterprise and government sectors are embracing the value of blockchain tech x Nearly 6 in 10 large corporations considering blockchain deployment 1 x The market for blockchain services was approximately $695MM in 2017 and expected to grow to more than $79 billion by 2025 2 x IBM recently announced a 5 - year deal with the Australian government valued at $740MM x PeerStream’s current and future capabilities position us to capture market share x Media streaming blockchain services anticipated to be a $4.4 billion market by 2025 2 x R&D for new capabilities is expected to expand our addressable market opportunity 5 1 Juniper Research July 31, 2017 2 (2018) Global Market Estimates Research & Consultants

Next Steps to Fuel Strategic Growth 6 Branding/ marketing/ build market awareness and presence Assessing future proprietary software development to expand capabilities Evaluating tuck - in acquisitions Exploring partnerships and joint ventures Referrals from ProximaX integration partner and inbound inquiries Building business d evelopment and sales efforts

Impact of ProximaX Deal on Q2 2018 Beyond 7 • The deal is valued in total at $13.4MM • The upfront payment of $5MM cash and $3.4MM in tokens is expected to be recognized ratably over the contract term, beginning with Q2 2018 • Upfront net cash received of $4.9MM posted to balance sheet on 5/7/18 1 • Upfront 216MM XPX tokens valued at $ 3.4MM posted to assets on 6/2/18, and will be marked - to - market each quarter 2 • Two additional cash payments of $2.5MM each to be recognized at date of fulfillment of contract terms • An additional 2% of ProximaX’s XPX tokens are earmarked as payment for future PeerStream service agreements, as yet to be determined • PeerStream has approximately $19MM of NOLs, with $6MM available for use in 2018 Under our agreement with ProximaX we provide PSP licensing and integration, with contract services expected to be completed in Q2 2019 1 Net of trading commissions and conversion costs. 2 T oken value based on the initial market price on a public exchange.

F inancial Highlights 8 • Q2 2018 revenue of $7.4MM increased 18.5% vs. Q2 2017 and 28.6% vs. Q1 2018 • Income from operations for Q2 2018 was $0.1MM, an improvement of $1.6MM vs. Q2 2017 and $0.9MM vs. Q1 2018 • Net loss was $1.9MM for Q2 2018, driven by a $2MM negative change in fair value of digital tokens • Adjusted EBITDA was $1.0MM for Q2 2018 1 , a $1.5MM increase vs. Q2 2017 and a $0.9MM increase vs. Q1 2018 • Net cash flow for Q2 2018 was $3.6MM , after receiving the first milestone payment under the ProximaX Technology Services Agreement Cash and cash equivalents of $7.7MM at June 30, 2018 and $0 debt. 1 Adjusted EBITDA is a non - GAAP measure. See the Appendix for the reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure calculated in accordance with GAAP.

• Q2 2018 revenue of $7.4MM increased 18.5% from Q2 2017 and 28.6% from Q1 2018 • Q2 2018 revenue includes the initial Business Solutions revenue from the ProximaX Technology Services Agreement 06/30/18 $7.4MM quarterly total revenue $2.1MM Initial Business Solutions revenue R evenue 9 $5,743 $4,985 $497 $315 $2,092 $0 $2,000 $4,000 $6,000 $8,000 Q2 2017 Q2 2018 Year - over - Year Revenue ($ in 000s ) Technology Services Revenue Advertising Revenue Subscription Revenue $5,427 $4,985 $321 $315 $2,092 $0 $2,000 $4,000 $6,000 $8,000 Q1 2018 Q2 2018 Sequential Revenue ($ in 000s ) Technology Services Revenue Advertising Revenue Subscription Revenue

Earnings and Profitability 10 • Q2 2018 income from operations reflected improvement of $1.6MM as compared to Q2 2017 • Q2 2018 net loss of $1.9MM driven by $2MM negative change in fair value of digital tokens • Q2 2018 a djusted EBITDA was $ 1.0MM, a $1.5MM improvement from Q2 2017, reflecting the contribution of initial revenue from Business Solutions $(516) $1,024 ($800) ($400) $0 $400 $800 $1,200 Q2 2017 Q2 2018 Adjusted EBITDA ($ in 000s ) $(1,462) $93 ($1,800) ($1,200) ($600) $0 $600 Q2 2017 Q2 2018 Operating Income (Loss) ($ in 000s ) $(1,485) $(1,865) ($2,400) ($1,800) ($1,200) ($600) $0 Q2 2017 Q2 2018 Net Loss ($ in 000s )

• Net cash flow for the three months ended June 30, 2018 was $3.6MM, including upfront cash payment of the ProximaX Technology Services Agreement • Cash and cash equivalents of approximately $7.7 million at June 30, 2018; $0 debt C ash Flows 11 $452 $3,602 $0 $1,000 $2,000 $3,000 $4,000 Q2 2017 Q2 2018 Net Cash Flow ($ in 000s) $- $2.0 $4.0 $6.0 $8.0 $10.0 12/31/2017 3/31/2018 6/30/2018 Cash & Cash Equivalents ($ in MMs)

Non - GAAP Financial Measures Adjusted EBITDA is defined as net income (loss) adjusted to exclude interest (income) expense , net, other (income) expense, net, income tax expense (benefit), depreciation and amortization expense, loss on disposal of property, change in fair value of digital tokens and equipment and stock - based compensation expense. The Company presents Adjusted EBITDA because it is a key measure used by the Company’s management and its Board of Directors to understand and evaluate the Company’s core operating performance and t ren ds, to develop short - and long - term operational plans, and to allocate resources to expand the Company’s business. In particular, the exclusion of certain expenses in calculating Adjusted EB ITDA can provide a useful measure for period - to - period comparisons of the cash operating income generated by the Company’s business. The Company believes that Adjusted EBITDA is useful to investo rs and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Management also uses non - GAAP financial measures internally in analyzing the Company's financial results to assess operational performance and to determine the Company's future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. Some limitations of Adjusted EBITDA as a financial measure include that: • Adjusted EBITDA does not ( i ) reflect cash capital expenditure requirements for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; (ii) reflect the Company's working capital requirements; (iii) reflect the change in fair value of digital tokens or ( iv) consider the potentially dilutive impact of stock - based compensation; and • Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or choose not to calculate Ad jus ted EBITDA at all, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider this non - GAAP financial information along with other financial performance mea sures reported in our filings with the Securities and Exchange Commission, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, r est ricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP. The following unaudited table presents a reconciliation of net loss, the most directly comparable financial measure calculate d a nd presented in accordance with GAAP, to Adjusted EBITDA for the three months ended March 31, 2018 and the three months ended June 30, 2018 and 2017 (in thousands): Non - GAAP Reconciliation: Adjusted EBITDA 12